UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
May 16, 2019
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer identification No.)

INDEPENDENT BANK CORP.
Office Address:	2036 Washington Street, Hanover, Massachusetts	02339
Mailing Address:	288 Union Street, Rockland, Massachusetts	02370
(Address of Principal Executive Officers)		(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17CFR 230.405)) or Rule 12b-2 of the Exchange Act (17CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Shareholders voted upon the proposals set forth below at the Company’s 2019 Annual Shareholders Meeting held on May 16, 2019. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.

(1)     Proposal to reelect Michael P. Hogan, Eileen C. Miskell, Gerard F. Nadeau and Thomas R. Venables to serve as Class I Directors. All nominees were reelected. The results of voting were as follows:

	For	Against	Abstain	Broker Non-Votes
Michael P. Hogan	22,514,136	138,027	17,552	3,123,747
Eileen C. Miskell	22,205,967	452,365	11,383	3,123,747
Gerard F. Nadeau	21,358,314	1,296,334	15,067	3,123,747
Thomas R. Venables	22,504,054	148,697	16,964	3,123,747

(2)     Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019. The proposal was approved. The results of voting were as follows:

For	Against	Abstain	Broker Non-Votes
25,360,663	414,524	18,275	—

(3)    Proposal to approve, on an advisory basis, the compensation of our named executive officers. The proposal was approved. The results of voting were as follows:

For	Against	Abstain	Broker Non-Votes
21,783,312	763,676	122,727	3,123,747

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date:	May 20, 2019	By:	/s/Edward H. Seksay
EDWARD H. SEKSAY
GENERAL COUNSEL